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                                                                EXHIBIT - 10.10


                        THE MOSSIMO GIANNULLI BONUS PLAN


I.       PURPOSE OF THE PLAN

         The Mossimo Giannulli Bonus Plan (the "Plan") is designed to provide Mossimo G. Giannulli ("Executive") with bonus compensation for the accomplishment of specific preestablished financial performance objectives (the "Performance Objectives") by the Company, based on objective business criteria that enhance value for the Company's stockholders. Such bonus compensation is intended to be "qualified performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

II.      EFFECTIVE DATE, TERM AND CONTRACT YEAR

         The Plan shall be effective as of February 1, 2002 and shall be subject to approval by the stockholders of Mossimo, Inc. (the "Company") at the Company's next Annual Meeting to be held on June 3, 2002 (the "Annual Meeting"), and shall remain in effect until January 31, 2007, or until such earlier time as it shall be terminated by the Board of Directors of the Company (the "Board") in accordance with Section 9.

         The Plan year (the "Contract Year") shall commence on each February 1 and end on January 31 of the following year, during the term of the Plan.

III.     ELIGIBILITY

         Executive shall be eligible to participate in the Plan during such time as Executive is employed by the Company, unless otherwise determined by the Committee. No other person shall be eligible to participate in the Plan.

IV.      BUSINESS CRITERIA

         Executive shall be eligible to earn an annual bonus (the "Annual Bonus") based on the achievement of the Performance Objectives by the Company, as determined by the Compensation Committee (the "Committee") of the Board. The Performance Objectives shall be based on any of the following objective business criteria, either alone or in any combination, and measured either on an absolute basis, on a relative basis against one or more pre-established targets, peer group performance, or past Company performance, as the Committee, in its sole discretion, determines:

         o        revenue,

         o        cash flow,

         o        return on equity,

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         o        total stockholder return,

         o        return on capital,

         o        return on assets or net assets,

         o        income or net income,

         o        operating income or net operating income,

         o        operating profit or net operating profit,

         o        operating margin,

         o        market share,

         o        earnings per share, or

         o royalties earned by, or paid to, the Company pursuant to one or more license agreements entered into by the Company,

         Any such Performance Objectives shall apply in determining Executive's Annual Bonus, or in determining any designated portion or portions of the Annual Bonus, as the Committee, in its sole discretion, determines.

V.       PERFORMANCE OBJECTIVES

         By no later than the latest time permitted by Section 162(m) of the Code, and the regulations promulgated thereunder (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the achievement of the Performance Objectives remains substantially uncertain within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder, the Committee shall establish, in writing, the specific Performance Objectives which must be achieved in order for the Annual Bonus (or designated portion thereof) to be earned and the objective bonus formula for computing the Annual Bonus (or designated portion thereof) if such Performance Objectives are achieved. The Performance Objectives established in writing by the Committee shall apply to a Contract Year, as determined by the Committee. For each Contract Year during the term of the Plan, the Performance Objectives and the objective bonus formula for computing the Annual Bonus established by the Committee with respect to such Contract Year shall be subject to approval by the Company's stockholders.

         The Performance Objectives and the objective bonus formula for computing the Annual Bonus with respect to each Contract Year shall be set forth on an exhibit to the Plan which shall be incorporated into and made a part of the Plan. The Committee shall determine whether the Performance Objectives for a Contract Year are achieved, and, if so, the Committee shall certify in writing, prior to the payment of any Annual Bonus (or designated portion thereof) for such Contract Year, that such Performance Objectives were satisfied. No Annual Bonus (or designated portion thereof) for such Contract Year shall be paid to Executive unless and until the Committee makes a certification in writing with

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respect to the achievement of the Performance Objectives for such Contract Year as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

         Once the Committee has established, in writing, the Performance Objectives which must be achieved in order for the Annual Bonus (or designated portion thereof) to be earned and the objective bonus formula for computing the Annual Bonus (or designated portion thereof), with respect to a Contract Year, the Committee shall not have the authority to modify such Performance Objectives or objective bonus formula for computing the Annual Bonus with respect to such Contract Year. However, pursuant to Section 9, for each Contract Year commencing on or after February 1, 2004, the Committee may reserve the authority to terminate Executive's right to an Annual Bonus with respect to such Contract Year at any time on or prior to the first day of such Contract Year.

VI.      SPECIAL AWARDS AND OTHER PLANS

         Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to Executive under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to Executive.

VII.     CHANGE IN EMPLOYMENT STATUS

         If Executive's employment with the Company is terminated for any reason other than death or disability prior to the end of a Contract Year, Executive's rights to an Annual Bonus under the Plan with respect to such Contract Year and subsequent Contract Years shall terminate. The Committee shall determine whether all or a portion of Executive's Annual Bonus under the Plan for the Contract Year in which his death or disability occurs shall be paid if Executive's employment has been terminated by reason of death or disability.

VIII.    METHOD OF PAYMENT

         Annual Bonuses shall be paid to Executive in cash within 60 days following the end of the Contract Year with respect to which such Annual Bonus is earned.

IX.      ADMINISTRATION, TERMINATION AND INTERPRETATION

         The Plan is administered by the Committee. The Committee shall consist solely of two (2) or more directors who are considered "outside directors" for purposes of Section 162(m) of the Code, and the regulations promulgated thereunder.

         Subject to Section 162(m) of the Code, the regulations promulgated thereunder, and Section 5 of the Plan, the Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

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         For each Contract Year commencing on or after February 1, 2004, the
Committee may reserve the authority to terminate the Executive's right to an Annual Bonus with respect to such Contract Year at any time on or prior to the first day of such Contract Year.

         Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

         The Board shall have the right to amend the Plan from time to time or to terminate the Plan; provided, however, no such action shall adversely affect any Annual Bonus with respect to which the Performance Objectives have been established in writing by the Committee in accordance with Section 5.

X.       STOCKHOLDER APPROVAL

         This Plan, and the Performance Objectives and the objective bonus formula established by the Committee for each Contract Year under the Plan, shall be subject to approval by the stockholders of the Company. This Plan (and with respect to any Contract Year, the Performance Objectives and the objective bonus formula for such Contract Year) shall be approved by the stockholders if, in a separate vote, a majority of the votes cast on the issue by the stockholders of the Company (including abstentions to the extent abstentions are counted as voting under applicable state law) are cast in favor of approval. The material terms of the Plan, including the Performance Objectives and the objective bonus formula established by the Committee with respect to any Contract Years, shall be disclosed to the stockholders of the Company, in accordance with Section 162(m) of the Code, and the regulations promulgated thereunder. No Annual Bonus shall be payable under the Plan with respect to any Contract Year prior to the approval of the Plan (and the Performance Objectives and the objective bonus formula for such Contract Year) by the stockholders of the Company. In the event that this Plan is not so approved by the stockholders of the Company at the Annual Meeting, no Annual Bonus shall be payable under the Plan and the Plan shall terminate and shall be null and void in its entirety. In addition, no Annual Bonus with respect to a specific Contract Year shall be payable under the Plan prior to the approval by the Company's stockholders of the Performance Objectives and objective bonus formula established by the Committee with respect to such Contract Year.

XI.      MISCELLANEOUS

         The Company shall deduct all federal, state and local taxes required by law or Company policy from any Annual Bonus paid to Executive hereunder.

         In no event shall the Company be obligated to pay to Executive an Annual Bonus for any Contract Year by reason of the Company's payment of an Annual Bonus to Executive in any other Contract Year.

         The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Annual Bonus under the Plan.

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         It is the intent of the Company that the Plan and the Annual Bonus paid hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified performance-based compensation within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code, and the regulations promulgated thereunder, shall be disregarded.

         Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

         The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

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         I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Mossimo, Inc. on April 17, 2002.

         Executed on this 17th day of April, 2002.

                                                       /S/ GIA CASTROGIOVANNI
                                                       ----------------------
                                                              Secretary

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         I hereby certify that the foregoing Plan was approved by the stockholders of Mossimo, Inc. on June 3, 2002.

         Executed on this 3rd day of June, 2002.

                                                       /S/ GIA CASTROGIOVANNI
                                                       ----------------------
                                                              Secretary